Consent of Independent Accountants

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 97 to the Registration Statement on Form N-1A, of our reports dated February 18, 2000 relating to the financial statements and financial highlights of the Standish Diversified Income Fund, Standish Global Fixed Income Fund, Standish International Fixed Income Fund, and Standish International Fixed Income Fund II (collectively, the "Funds"), and of our reports dated February 18, 2000 relating to the financial statements and supplemental data of the Standish Diversified Income Portfolio and Standish Global Fixed Income Portfolio, which reports are also included in the Annual Report to Shareholders of the Funds for the periods stated therein, which are also incorporated by reference in this Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the prospectus and "Experts and Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP


Boston, Massachusetts
February 29, 2000